Corporations Section                                                  Gwyn Shea
P. O. Box 13697                    [State Seal]              Secretary of State
Austin, Texas  78711-3697

                        Office of the Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       OF

                         Restaurant Training Corporation
                                    129833600




The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issued this Certificate of Amendment.

Dated: 7/19/2002
Effective: 7/19/2002



     [Seal of Texas]                                 /s/ Gwyn Shea

                                                     --------------------------
                                                     Gwyn Shea
                                                     Secretary of State